OIL AND GAS LEASE

STATE OF TEXAS             )
                                                 KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF VICTORIA         )

      That this Oil and Gas Lease, executed, entered into and effective as of the 19th day of August, 2004. (hereinafter the "Lease") between PATRICIA EDWARDS CARSON, INDIVIDUALLY AND AS CO-INDEPENDENT EXECUTRIX UNDER THE WILL OF PATTIE WELDER EDWARDS, DECEASED, and DAVID EDWARDS, INDIVIDUALLY AND AS CO-INDEPENDENT EXECUTOR UNDER THE WILL OF PATTIE WELDER EDWARDS, DECEASED, MARIE WELDER FORD, and DIANA WELDER HAMILTON, A WIDOW, hereinafter called "Lessors," and VAQUERO PARTNERS, LLC, a Texas limited liability company, whose address is 2 Tiki Circle, Galveston, Texas 77554, as "Lessee,"

                                   WITNESSETH

                                       I.

      That Lessors, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and, further, in consideration of the covenants and agreements on the part of the Lessee hereinafter stated to be kept and performed, hereby GRANT, LEASE AND LET exclusively unto Lessee for the purpose of exploring for, developing and producing oil and gas only (including casinghead gas, distillate and condensate), laying pipelines, building roads, tanks and other necessary facilities to produce, save, take care of, treat and transport said products on the premises described on Exhibit "A" ("the Land") attached hereto and made a part hereof for all purposes.

                                       II.

      This Lease shall be for a primary term (hereinafter the "Primary Term") beginning on the effective date hereinabove and continuing for a period of six
(6) months and so long thereafter as oil or gas is produced in paying quantities from the Land or so long as the Lease is continued in force and effect as otherwise herein expressly provided but subject to all of the provisions for termination as hereinafter set forth. In the event Lessee shall drill and complete a well capable of producing oil or gas in paying quantities within the Primary Term, then this Lease shall continue in force and effect for an additional period of six (6) months beyond the Primary Term (hereinafter the "Extended Primary Term"). Likewise, in the event Lessee drills and completes a well capable of producing oil or gas in paying quantities within such Extended Primary Term, this Lease shall continue in force and effect for an additional six (6) month period beyond the Extended Primary Term (hereinafter the "Extended Primary Terms"). Lessee shall earn the ability to further extend the Primary Term for additional Extended Primary Terms so long as a well capable of producing oil or gas in paying quantities is drilled and completed within such subsequent 6 month extension period.


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

      Lessee covenants and agrees that it will, within the Primary Term, commence and thereafter diligently prosecute with good and adequate machinery operations for the drilling of a well in search of oil and gas to a depth of not less than 9,000 feet. If Lessee shall fail within the Primary Term to commence and prosecute in good faith the attempt to effectuate production as herein provided, Lessee shall pay to Lessors the sum of Two Hundred Thousand Dollars ($200,000.00), said sum having been determined by the parties hereto to be a reasonable measure of damages which are difficult to assess to Lessors by reason of such failure.

      The Primary Term shall be extended for the number of days as there shall exist a condition constituting force majeure (as such term is commonly defined in the oil and gas industry), which condition may include the unavailability of a suitable rig; provided, however, a force majeure condition based on rig availability shall not extend the Primary Term beyond one year from the effective date.

      The mineral rights herein granted by Lessors to Lessee hereunder are not limited as to subsurface depths, except with respect to any currently existing producing units on the Land as identified on Exhibit "A" ("existing producing units") attached hereto and made a part hereof for all purposes. With respect to any such existing producing units, the rights herein granted by Lessors to Lessee shall be limited to such depth intervals extending from one hundred feet (100') below the deepest producing depth in each such unit, and below.

      If, at the expiration of the Primary Term of this Lease (or the last Extended Primary Term earned hereunder, if applicable), a well has been completed on the Land capable of producing oil or gas in paying quantities, but is not actually producing oil or gas, said well shall be deemed to be producing in paying quantities and shall maintain this lease in force for a period of ninety (90) days after the expiration of the Primary Term of this Lease (or the last Extended Primary Term earned hereunder, if applicable); provided, however, that after the expiration of such ninety-day period this Lease is subject to termination as otherwise herein provided.

      If, at the expiration of the Primary Term of this Lease (or the last Extended Primary Term earned hereunder, if applicable), oil or gas is not being produced on the Land, but Lessee is then engaged in drilling or reworking operations thereon, then this Lease shall remain in force so long as operations for drilling or reworking of any well are being prosecuted in good faith with no cessation of operations of more than ninety (90) days, and if they result in the production of oil or gas, so long thereafter as oil or gas is produced in paying quantities from said Land; provided, however, notwithstanding any other provision hereinabove to the contrary, it is agreed that upon the discontinuance by Lessee of reworking operations for a period of more than ninety (90) days, Lessee may not then perpetuate this Lease by further reworking operations (without further drilling operations as hereinafter set out). Lessee shall still have an additional ninety (90) days (or one hundred eighty (180) days total from the cessation of reworking operations) within which to commence additional continuous drilling operations in order to keep in force the total acreage covered by this Lease before the operation of the automatic termination provisions of this Section II.


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

      Upon the expiration of the Primary Term of this Lease (or the last Extended Primary Term earned hereunder, if applicable) and while this Lease is in force there is production of oil or gas in paying quantities on the Land and such production shall cease, this Lease shall not terminate if Lessee shall, prior to the expiration of ninety (90) days after such cessation of production, commence and diligently and continuously prosecute operations for the reworking of the well on the Land (or, at Lessee's option, drilling a new well), and if such operations result in the production of oil or gas in paying quantities, so long thereafter as oil and gas in paying quantities is produced from the Land.

                                      III.

      The royalties reserved by Lessors and which shall be paid by Lessee are as follows:

A. On all oil and on all liquid hydrocarbons extracted from gas under the provisions of Paragraph B below, thirty percent (30%) of that produced and saved from the Land, the same to be delivered to Lessor into the storage tanks or into the pipeline to which the wells may be connected, or, at Lessor's option, such oil and liquid hydrocarbons shall be sold with Lessee's oil and liquid hydrocarbons at the same price received by Lessee (but in no event for less than market value thereof), or at Lessors' option, such product shall be delivered to Lessors at the wells into tanks or other receptacle located on the land to be furnished by Lessor. Lessors' options hereunder may be exercised from time to time, and the exercise or failure to exercise an option at any time shall not constitute a waiver of Lessors' rights to exercise further options. Lessors' royalty shall be free of all costs, charges and expense. The term "market value" of oil as used in this Section III shall be presumed to mean oil produced hereunder and sold by Lessee pursuant to an arms-length contract with a purchaser which is not a subsidiary or affiliate of Lessee, and if such contract contains a provision for the determination, at least monthly, of the price for which such oil is sold, to insure that the price for such oil will always be reasonably equivalent to the current prices of oil paid to producers, when produced in Railroad Commission District No.2, the "market value" of oil sold pursuant to such contract shall be the price received by Lessee therefor.

      Upon Lessors' royalty, Lessee shall pay all production, severance and all other taxes (except, of course, ad valorem and income taxes) assessed by any authority upon such oil or the production thereof.

B.    Lessee shall pay to Lessors as royalty on all gas produced from the Land,
      (1) when sold by Lessee at the well, thirty percent (30%) of the net proceeds realized by Lessee, computed at the mouth of the well, (2) on all other gas produced from the Land, including casinghead gas and residue gas at the tailgate of any plant through which gas from the Land may be processed, thirty percent (30%) of the gas, in kind, at the well or at the outlet site of the separator herein provided for, or at the tailgate of any plant through which gas is processed, as the case may be. Prior to the use or sale of all gas produced from the Land, Lessee shall run such gas through a fuel-type separator or other comparable equipment ordinarily used in the industry for the purposes of separating, extracting and saving liquid and liquefiable hydrocarbons recoverable from the gas; provided, however, Lessee shall not be required to run the gas through a fuel-type


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

      separator or comparable equipment if the gas is to be processed in a recycling, absorption, pressuring or other plant belonging wholly or in part to Lessee or any subsidiary or company, or if the liquid hydrocarbon content of the gas is so small as to make the installation and operation of fuel-type separators or comparable equipment would diminish the ability to sell and deliver the separated gas against existing gathering system or pipeline pressures.

      Upon Lessors' royalty, Lessee shall pay all production, severance and all other taxes (except, of course, ad valorem and income taxes) assessed by any authority upon such gas or the production thereof.

C. On all other products or liquid hydrocarbons separated, extracted or manufactured from gas produced from the Land by any extraction, cryogenic, absorption, pressuring or other plant belonging wholly or in part to Lessee or any company controlled in whole or in part by Lessee, thirty percent (30%) of the market value at the plant of all such products or liquid hydrocarbons separated, extracted or manufactured, or at Lessors' option, thirty percent (30%) of such other products or liquid hydrocarbons in kind shall be delivered to Lessor at the plant. In the event of the blending of any part of such condensate or other products with chemical additives for making any product therefrom, the royalty on such products, whether paid in kind or at market value, shall be calculated at the plant on the resulting blended product, less Lessors' proportionate share of the direct costs of such chemical additives and the blending thereof.

D. All royalties that may become due hereunder shall be paid to Lessors by mailing checks to each of the Lessors promptly after the sale of such production, and not later than the last day of the month following the month of sale or use thereof as to oil, and not later than the fifteenth day of the second month following the month of sale or use thereof as to gas.

E. Unless specifically provided in Paragraph C above, all royalties payable under sub-paragraphs A, B, and C of this Section III shall be without deduction or cost of gathering, transporting, trucking, piping, separating, dehydrating, treating, compressing, repressuring or otherwise treating or making the oil or gas ready for sale or use. The term "market value" of gas as used in this Section III shall mean gas produced hereunder sold by Lessee pursuant to an arms-length contract with a purchaser which is not a subsidiary or affiliate of Lessee, and if such contract (a) contains a BTU provision and (b) contains a provision for the determination, at least annually, of the price for which such gas is sold, to insure that the price for such gas will always be reasonably equivalent to the current market value of gas when produced in Railroad Commission District No.2, the "market value" of gas sold pursuant to such contract shall be presumed to be the price received by Lessee therefor.

F. Lessor shall own and/or be paid an undivided thirty percent (30%) of all gas contracts, take-or-pay settlements, awards, payments and/or benefits which arise out of, relate to or concern gas produced from, or attributable to the Land. In no event shall the royalty provided herein for the market value of gas for royalty purposes ever bear, directly or indirectly, in any deduction, gas contract, take-or-pay, amelioration, allocation, deduction, recoupment or make-up which is not the direct


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

      result of a take-or-pay settlement and/or benefit in which Lessor has fully participated to the extent of its undivided thirty percent (30%) royalty share.

G. In the event that Lessee shall, prior to the time provided in Section V to designate the released acreage and the units held by production, acquire from third parties the leasehold interest in and to any one or more of the wells listed on Exhibit "A" as not being included in the lands herein leased, and during such period of time rework any such well or wellbore, then the royalty to be paid on any oil or gas produced from any such reworked well shall be twenty-five percent (25%).

H. In accounting to Lessors for royalties payable hereunder, Lessee shall be required, on a monthly basis, to account to Lessors separately for each well on the Land based upon the volume of production at each wellhead, with a statement reflecting the gross production of each well, the gross price per unit of production (gas being expressed in thousand cubic feet and oil being expressed in barrels of 42 gallons), the royalty interest in such production and the amount owed and paid to such royalty owner. In the event that there are any settlements or adjustments reflected in any month, the statement would detail all of the causes and specifics of such adjustments. No adjustments shall be made more than one (1) year after the date of actual production. Royalties not paid when due shall bear interest at the prime rate of interest at First Victoria National Bank in Victoria, Texas (or its successor bank) plus two percent (2%) (but not to exceed the maximum legal interest rate allowed by law) from the due date until paid. If any royalty payments are not received by Lessors within six (6) months following the sale of any production, this Lease will automatically terminate as to that Lessor. However, if there is a bona fide dispute or a good faith question, based upon an attorney's written opinion of royalty entitlement, Lessee may pay the portion of the Lessors' royalty that is in question to a trustee and invested in a governmentally insured interest bearing account, pending resolution of the net settlement issue, with interest to belong to the rightful royalty owner. If the parties do not or cannot agree upon a trustee, Lessee may tender the royalty into a Court of competent jurisdiction by a Bill of Interpleader, to be so held and invested by the Clerk under the direction of the Court. If the royalty is so paid to such trustee or to the Court within the time provided, then the Lessor shall not have the right to terminate the Lease for the non-timely payment of royalty. It is agreed that as to this Lease the Lessee shall be under the duty to exercise its utmost good faith in the sale of Lessors' royalty production and accounting to Lessors for Lessors' royalty, oil and gas, or ,liquefiable hydrocarbons, sulphur and other products extracted, separated or saved from the oil and gas residue gas from the leased premises. Lessors shall have the right at all reasonable time, personally or by representative, to inspect the books, accounts, contracts, records and data of Lessee pertaining to the marketing of the oil and/or gas from the Land. Lessors may at any time and from time to time, at Lessors' option and expense, examine any oil or gas meters placed upon any well upon the Land, install or construct a metering system or device at any well on the Land and employ a gauger to act with any gauger employed by Lessee in order to measure and to verify and confirm the amount of production from any well.

                                       IV.

      There exists on adjacent land currently under lease by Lessors to Lessee a well formerly used as a salt water disposal well known as the Marie Welder Ford No.2 SWD. Lessors grant to Lessees during the existence of this Lease the right to the use of said well for the disposal of salt water generated in the


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

production of oil or gas from the Land but not otherwise. Lessors make no representation that such well is equipped as a salt water disposal well or is capable of being used as such or that there is any receiving strata capable of accepting salt water disposal. Lessee, if it shall elect to attempt to utilize said well bore, shall, at its sole cost and expense, rework said well bore to accomplish the same and shall comply with any statute, rule, regulation or requirement of any governmental authority having jurisdiction in the premises and shall indemnify and hold harmless Lessors against any claim, damage or expense arising directly or indirectly out of the use, operation or possession of said well by Lessee. Lessors do not warrant to Lessee that any equipment in, on or associated with said well or said well bore has been abandoned to Lessors. Lessors do not represent to Lessee that rights to grant to Lessee the use of said well, well bore, or associated equipment are in Lessors. In requesting the grant of this authority to utilize this well, as in this paragraph provided, Lessee acknowledges that it is relying solely upon Lessee's investigation and judgment respecting same, and not on any statement, act, promise or other matter to them made, or claimed to be made, by Lessors or any agent, representative, or associate thereof.

                                       V.

      A. Notwithstanding any other provisions contained herein to the contrary, upon the expiration of the Primary Term of this Lease (or the last Extended Primary Term earned hereunder, if applicable) as hereinabove provided, the acreage to be held under this Lease with respect to wells drilled by Lessee hereunder shall be as follows:

            i. For gas wells: the acreage to be held by each gas well producing gas in paying quantities from a horizon, the top of which is above 9,000 feet subsurface, shall be one hundred sixty (160) acres in as nearly the form of a square or rectangle as may be practicable (but if a rectangle, its longest sides shall be no more than twice the length of its shortest sides), with the well located at a legal spacing distance within its boundaries. The acreage to be held by a gas well producing in paying quantities from a horizon, the top of which is 9,000 feet subsurface or below, shall be three hundred twenty (320) acres.

            ii. For oil wells: the acreage to be held by each oil well producing oil in paying quantities from a horizon, the top of which is above 9,000 feet subsurface, shall be forty (40) acres in as nearly the form of a square or rectangle as may be practicable (but if a rectangle, its longest sides shall be no more than twice the length of its shortest sides), with the well located at a legal spacing distance within its boundaries. The acreage to be held by an oil well producing in paying quantities from a horizon, the top of which is 9,000 feet subsurface or below, shall be eighty (80) acres.

            iii. In every case, the acreage to be held by a producing well shall only include all depths from the surface of the earth down to and including the stratigraphic equivalent of one hundred (100) feet below the deepest point that production casing is set in the producing well for such unit. Such production casing shall always be prudently set by Lessee in each applicable well drilled hereunder and shall never extend deeper than what is needed by Lessee to prudently complete the


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

                  deepest zone in such well (hereinafter "deepest zone"). Such deepest zone shall be presumed to mean the lowest zone in each well in which Lessee, in its sole discretion and good faith, is desirous at the time of setting production casing, in attempting an oil and/or gas completion during the term of this Lease.

      B. Within sixty (60) days following the expiration of the Primary Term (or Extended Primary Terms) as herein provided, Lessee shall execute and deliver to Lessors an instrument of designation in recordable form, acknowledging such termination and identifying the acreage and depths held by each producing well. In such instrument of designation, the acreage held shall be identified by a good and sufficient legal description, and all acreages and depths not held shall be released. Such release shall, upon the date of such delivery, terminate this Lease as to the lands and formations therein released, but Lessee shall not in any way be relieved or released thereby of any past-due charges or of performing any obligations which may have accrued under this Lease prior to the time of delivery of such release. Notwithstanding a partial termination of this Lease under the above provisions, it is agreed that Lessee shall have and retain such easements of ingress and egress over the land covered hereby as shall be necessary to enable Lessee to develop or operate the portion or portions of this Lease then in effect for the production of oil and gas therefrom, and it is further agreed that it shall not be necessary for Lessee to remove or relocate any pipelines, tank batteries or other surface equipment or installations from any portions of this Lease which have terminated for so long as same continue to be used for the development and operation of such portions of this Lease as are continued in force and effect.

      C. The acreage around and the depths held by each producing well shall be known as a "unit," and it shall be considered that each unit is subject to a separate and independent lease after the execution by Lessee of such instrument of designation. Thereafter, production from or drilling or reworking operations on one designated unit shall not serve to keep this Lease in effect as to any other designated unit. Subject to the provisions of Section II herein, if production in paying quantities shall cease entirely as to any designated unit, and if Lessee commences or causes to be commenced, within ninety (90) days after such cessation, and thereafter diligently prosecutes or causes to be prosecuted operations for reworking or additional drilling on such unit in an effort to obtain or restore production in paying quantities, then this Lease as to such unit shall continue only so long as production in paying quantities continues, or so long as such drilling or reworking operations are carried out without cessation of more than ninety
            (90) consecutive days.


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

      D. In forming each unit, Lessee shall use its best efforts to make each of the units contiguous to each other so that there are no strips or gores lying between any unit designated around each producing well.

                                       VI.

      Lessee shall have the free use of dry gas from the Land for all operations hereunder and the royalty paid to Lessors on dry gas shall be in the net quantity after deducting any so used for Lessee's operations but all monetary costs of Lessee's operations hereunder shall be borne solely by Lessee, Lessee shall have the right at any time during or within ninety (90) days after the expiration of this Lease to remove all property and fixtures placed by Lessee on the Land, including the right to draw and remove all oil and gas well casing. No well shall be drilled within five hundred (500) feet of any residence, building, well, tank or other improvement (except fences) now located or hereafter to be located on the Land without Lessors' written consent to such location. Lessors shall have the privilege of making connections and using surplus gas from any gas well on the Land for stoves and inside lights in any principal dwelling located on the Land, and shall be done at Lessors' sole cost, risk and expense.

                                      VII.

A. Neither Lessee nor its employees nor anyone else on Lessee's behalf or in connection with operations under this Lease shall hunt or conduct any activity on the Land outside of the necessary work of developing and operating the Land. Lessee agrees that when Lessors instruct Lessee in writing to enclose in fence any of their well sites, tank batteries, pits and other structures on the Land, Lessee will construct such fence of not less than four (4) strands of barbed wire with fence posts not more than sixteen (16) feet apart. Lessee will, when required by Lessors, keep all gates locked on the Land, or on adjoining lands of Lessors over which Lessee may travel to reach the Land. Any employee or agent violating any provision of this Lease, whenever Lessors obtain knowledge from any source that any provision of this Lease has been violated by an employee or agent, shall be prohibited from any future access to the Land. Lessee shall dispose of salt water in such a way as to prevent damage to the Land.

B. Lessee agrees to pay the surface owners reasonable compensation for all use of or damage to the surface estate (or any incident of the surface estate) owned by them, which use is made or which damages are incurred in the exercise of the rights granted to the Lessee by this Lease. Lessee's obligation to compensate surface owners for such use or damage shall exist whether or not such use or damage is due to the negligence of the Lessee, its agents, employees, invitees, or independent contractors. Lessee agrees to pay for all damages to crops, cattle livestock, grass, trees and any other personal or real property situated on the Land resulting from Lessee's operations thereon. Payment of any compensation to the surface owners shall not relieve Lessee of its obligation to restore the surface to a state as nearly as possible to its original condition. Notwithstanding, for the term of this Lease, damages pursuant to this Paragraph B shall be not less than $3,500.00 for each well drilled.


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

C. Within a reasonable time after cessation of any drilling or reworking operations, not to exceed three (3) months, Lessee shall level all dumps, fill all pits, remove all debris and all Lessee's equipment and materials, restore the Land so that it will support the crops and natural range vegetation that was originally thereon, and generally restore the surface of the Land to substantially the same condition as it was before the commencement of such operations. Lessee shall remove all slush materials or mud from any pits located on the Land immediately after the drill pipe has been finally removed from the hole (if a dry hole), or immediately after shut-in operations are completed (if a completion attempt is made), and Lessee shall level all pits to surface owner's satisfaction within thirty (30) days after the completion of all drilling operations on any location. If requested by Lessors, Lessee agrees to firewall all Christmas trees, pumping units, tanks, separators, and other machinery constructed on the Land and to maintain such firewalls in good repair at all times for the continuation of this Lease. Lessee shall keep all tanks, fences and other equipment at each well location painted and shall keep the well site and all roads leading thereto free from all weeds and debris.

D. Lessee agrees not to allow any waste oil or salt water to flow over the surface of the Land or to allow same to drain down any draws, creeks, or ravines on the Land. Lessee agrees to construct salt water and waste disposal facilities as shall be required by the rules and regulations of the Railroad Commission of Texas, or other governmental authority having jurisdiction in the premises, and to dispose of all waste oil, salt water and other contaminated substances in compliance with the rules and regulations.

E. Lessee agrees that, prior to commencement of any operations on the Land, Lessee will give the surface owner notice of the commencement of its operations, the approximate date of such commencement and the location of same; such notice to be given within a reasonable time prior to the commencement of such operations.

F. Lessee will bury all pipelines located off of the actual location pad so that the top shall remain more than three (3) feet below the surface of the Land. If requested by the surface owner, Lessee shall keep the top soil separated during its excavation. Lessee shall periodically check all pipelines to make sure the surface has not subsided and created any rutting or drainage problems. Except for the normal wellhead and surface equipment at the well site, including separator, dehydrator, Christmas tree, tanks, gaugers and compressors, there shall be no above-ground device or property on the Land, including, but not limited to, cathodic protection devices, houses, camps, or plants.

                                      VIII.

      Assignments of less than the entirety of this Lease shall be only with Lessors' consent, which consent shall not be unreasonably withheld. The provisions hereof shall extend to the heirs, personal representatives, successors and assigns of the parties hereto, but no sale or assignment by Lessors shall operate to enlarge the obligations or diminish the rights and privileges of Lessee. No assignment by the Lessee, or any assignee of Lessee, shall be valid or have any force until Lessors shall have been furnished with a copy certified by the County Clerk of Victoria County, Texas, or with a photostatic copy of such assignment, as recorded. Each and every assignee of this Lease shall take subject to the terms and provisions of this instrument, and each and every provision, condition and requirement hereof shall be binding upon each and every assignee, and without any diminution or release of Lessee of the obligations assumed by it hereunder. No sale or assignment by the Lessors shall be binding on Lessee for any purpose until Lessee shall have been


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

furnished with a copy certified by the county clerk of Victoria County, Texas, or with a photostatic copy of such assignment. If any assignee of Lessee be a corporation or a trustee or any entity other than an individual person, then when requested by Lessors, each assignee shall deliver to Lessors an affidavit by that assignee (or an officer of assignee) setting out the names of the holders of the beneficial interest in the trust or business entity, or the names (so far as is reasonably practicable) of the stockholders of the corporation all to the end that Lessors shall at all times be fully informed as to the identity of the person or persons actually owning or benefiting from (directly or indirectly) the rights of Lessee under this Lease. To the same end, when requested by Lessors, any individual at any time holding the rights of Lessee under this Lease shall make and deliver to Lessors an affidavit disclosing whether he holds the Lease for any undisclosed parties, and if so, for whom.

                                       IX.

      It is understood and agreed that should Lessee be prevented, through no fault of Lessee, from complying with any express or implied covenant of this Lease, from conducting drilling or reworking operations thereon, or conducting continuous drilling operations or from producing oil or gas therefrom by reason of force majeure or as a result of any Federal or state law, or an order, ruling or regulation of governmental authority, then while so prevented, Lessee's obligation to comply with such covenant shall be suspended and Lessee shall not be liable in damages for failure to comply therewith, and this Lease shall be extended while and so long as Lessee is prevented by any such cause from conducting drilling or reworking operations or, continuous drilling operations, or from producing oil or gas from the land, and the time while Lessee is so prevented shall not be counted against Lessee. Notwithstanding the foregoing this Lease may not be extended by operation of force majeure for continuous periods of time in excess of two (2) years. However, it is controllingly provided that this clause shall not excuse the timely and proper payments provided for in this Lease. Lessee shall always in good faith notify Lessors, in writing, of any lengthy delays or interruptions in drilling, producing, marketing or operations performed hereunder pursuant to this Section IX.

                                       X.

A. Lessee, while actually operating on the Lease, agrees to keep the fences, as they now exist at the gates, and all the gates on the Land, in good repair, and agrees to keep up and replace, when necessary, any gates utilized by it. Lessee agrees that before constructing any road for use in its operations on the Land, it will submit a diagram or road pattern to the Lessors, and will obtain Lessors' consent in writing prior to the construction of each and every road desired to be built by it for use in its operations on the Land. Upon completing a well as a producer of oil and/or gas on the Land, Lessee agrees that all roads built on the Land to such productive well shall be constructed and maintained as graded, all-weather roads. When any roads constructed by Lessee are no longer used by Lessee, if Lessee has constructed any character of topping, such as caliche or otherwise, on such roads, surface owner shall have the right to require Lessee to remove such topping from the roads. Upon such abandonment of any roads, Lessee shall restore the surface of the land to substantially its former condition. Lessee shall pay the surface owner compensation for damage and loss, if any, of or interference with the use of the surface lands caused by such roads. Lessee understands that its right of ingress and egress to the Land shall be limited to such place or places of entry as Lessors may designate from time to time but Lessors' designation of such ingress and egress shall not be unreasonable. Lessee shall exercise due care to prevent injury being done to Lessors from any undue use or occupation of Lessee on the Land, and shall repair any and all damage done to Lessors' fences or their property. Lessee shall install adequate bridges or culverts wherever any road construction by it crosses a natural stream or drainage, and agrees to maintain in good condition all such bridges and culverts installed by it, as well as all bridges and culverts used by it and at any time installed upon said Land. Such roads, as well as any pipelines laid by Lessee, shall be constructed so as not to interfere with the natural flow of surface waters or with any drainage. Lessee shall not permit any animals of any kind to be brought upon the Land without the consent of Lessors, and shall not permit any trespass to be done on the Land. The rights of ingress and egress granted herein are not given to any other person than Lessee and its agents, servants, employees and purchasers of production, and Lessee will, as far as may be reasonable, endeavor to keep all trespassers off the Land. Lessors, of course, may use the Land for any purposes not inconsistent with the exercise of the rights and privileges granted Lessee herein. It is understood that Lessee has no right to locate on the Land any buildings, except such as are necessary to enclose meters at the wells, without Lessors' consent in writing.

B. Lessee will not cut or go over any fence or fences of Lessors at any time or in connection with any operation of the land without first obtaining Lessors' express consent thereto in writing. If Lessors consent to the cutting of any fence, the cut must be made in a place designated by Lessor, and prior to cutting any fence of Lessors, Lessee will brace the existing fence adequately on both sides of the proposed cut so that there will be no slackening of the wires. If the cut in such fence is an outside fence of Lessors, promptly after making such cut, Lessee shall install and maintain an adequate metal gate in such opening, which Lessee shall keep locked at all times when not in use, and if Lessors shall desire, Lessee shall also install and maintain a substantial iron cattle guard capable of turning cattle, which gate and cattle guard shall become the property of Lessor. If the cut in the fence is an inside fence of Lessors, Lessee shall install a substantial metal gate in such opening, which gate shall become the property of Lessors. Lessee shall promptly close all gates which Lessee, its agents, servants, and/or employees may use in Lessee's operations on the Land, to prevent the escape of cattle or stock of Lessors through any open gates. Lessee further agrees to comply with all reasonable rules and regulations imposed by Lessors with regard to opening, closing and locking of all such gates.

                                       XI.

      Lessee shall not use water from any of Lessors' tanks or wells, but may use water from its own wells dri1led on the Land as is reasonably necessary for operations in drilling and producing oil and gas. Any excessive or unreasonab1e use of water shall constitute a breach of covenant, and in this regard, it is specifically agreed that unless agreed to in writing by Lessors, the use of fresh water produced from the Land for purposes of conducting secondary recovery operations shall constitute excessive and unreasonable use of water. Should Lessee or its assigns drill a well or wells for water upon the Land it is understood that said well or wells and all casing in connection therewith shall, at Lessors' option, become the property of Lessors, free of all charges, when Lessee permanently ceases to use said water well. However, Lessee shall have the exclusive right to use water from any such well during the term of this Lease, subject to the reasonable use of same as is above provided. If Lessee drills a well or wells for water on the Land, such well or wells shall be completed with casing of minimum size of four (4") diameter to the full depth of casing set.

                                      XII.

      Lessors specially warrant (by, through and under Lessors, but no further) to Lessee that they have good title to the Land; provided, however, that any recovery under this covenant of warranty shall be limited only to the amount of monies or royalties attributable to the failed portion of title paid by Lessee to Lessors under Section III of this Lease. Without impairment of Lessee's rights under the above special warranty in event of failure of title, it is agreed that if Lessors own an interest in said Land less than the entire fee simple estate, then the royalties, and any other benefits to be paid Lessors shall be reduced to the proportion which Lessors' interest bears to the whole thereof. Any non-participating or other outstanding royalty interests shall be deducted from the royalties herein provided for, and shall not be paid in addition thereto. In connection with the warranty above set forth, it is understood that this Lease is subject to all easements and rights-of-way previously granted upon the Land. In connection with Lessors' warranty herein set forth, it is agreed that if there be any conflict between the field notes used as description of the Land and any lease previously granted by any party outstanding that this warranty does not apply to such conflict, and that the Lessee accepts these field notes at its risk.

                                      XIII.

      All operations or tests upon the Land conducted by the Lessee, its contractors or employees, shall at all times be open to the inspection and examination of Lessors or their duly accredited representatives. Lessee shall furnish to Lessors a copy of any application or report filed with any department or agency of the State of Texas, or any other governmental authority, with respect to any operations on the Land, and will furnish Lessors, on request, copies of tank or line gauge and oil or gas run tickets, the same to be furnished to the Lessors as often as may be reasonably requested.

                                      XIV.

      Should any well be drilled and completed as a producer of oil or gas in paying quantities on acreage adjoining the Land, and if such well be located within 1,000 feet of any exterior boundary line of the Land ("Adjoining Lease Well"), even though such Adjoining Lease Well may be located on acreage belonging to Lessors not covered by this Lease, as to which an offset well has not been already drilled or is not being drilled on the Land, then within ninety
(90) days after receipt by Lessee of written notice from Lessors that actual production from such Adjoining Lease Well has been obtained and is being produced, Lessee shall either:

      a)    commence the drilling of a well to offset the Adjoining Lease Well;

      b) execute and deliver to Lessors a recordable release surrendering the producing zone(s) in which such Adjoining Lease Well is completed limited to the acreage directly offsetting such Adjoining Lease Well ("Surrendered Area"). In the event of such surrender of producing zone(s) by Lessee herein, the size and shape of the Surrendered Area as to such producing zone(s) shall be identical to the acreage designations provided in Section V herein. Such release shall surrender only the zone(s) in the Surrendered Area that are actually producing in such Adjoining Lease Well; or

      c) obtain a written waiver from Lessors releasing Lessee from any obligations under this Section XIV as to such producing zone(s) in such Adjoining Lease Well.

      It is controllingly provided that an express covenant or condition of this Lease shall not diminish, lessen or relieve any implied covenant, duty or obligation of Lessee that otherwise arises under a lease or by operation of law.

                                       XV.

      During the drilling or reworking of any well hereunder, Lessee shall cause daily drilling reports to be mailed to Lessors or Lessors' agent. Whenever there is run upon any well drilled under this Lease, a Schlumberger or other electrical survey, or any other test, and whenever a core analysis is taken of any core from any such well, Lessee shall cause the well servicing company to mail a copy to Lessors at the same time a copy is delivered to Lessee or Lessee shall mail or deliver a copy of same to Lessors as soon as possible but not later than seven (7) days after receiving a copy of any log, test or report of such survey test or core analysis, to the end that Lessors may be promptly apprised of the results of all electric survey tests and core analysis made on all wells drilled hereunder. All such reports and communication by Lessee to Lessors shall always be kept confidential unless a written release of such information is given by Lessee or such information has previously been released to non-leasehold estate owners. In the event Lessee does not cause to be delivered to Lessors daily drilling reports or cause a copy of the log, test or core analysis to be mailed or delivered within such time, and after seventy-two
(72) hours following written notice by Lessors of such breach, the information has not been provided to Lessors as herein provided, Lessee shall pay to Lessors the sum of Two Thousand Five Hundred Dollars ($2,500.00) per day for each day of delay thereafter until Lessee performs the covenants in this Section. The sums herein specified to be paid by Lessee are agreed to be liquidated damages because of the uncertainty of ascertaining the actual damages for each day Lessee is in breach of the covenants of this Section.

                                      XVI.

      The breach by Lessee of any obligation hereunder shall not work a forfeiture or termination of this Lease nor be cause for cancellation or rescission hereof in whole or in part, save as expressly provided in Sections II and IX hereof.

                                      XVII.

      Lessee may at any time surrender and relinquish all, or any part or portions, of the Land, severed horizontally or vertically, or both, by executing and delivering to Lessors a legally sufficient instrument of release in recordable form. Such release shall, upon the date of such delivery, terminate this Lease as to the lands and formations therein released, but Lessee shall not in any way be relieved or released thereby of any past due charges or of performing any obligations which may have accrued under this Lease prior to the time of delivery of such release. In the event that Lessee should elect to release, surrender or abandon any portion of the Land containing a well or wells equipped for production, Lessee shall give written notice of such election to Lessors not less than thirty (30) days prior to such intended date of release, surrender or abandonment. Lessors shall have the option to take over any such well or wells by giving Lessee written notice of their election to do so at any time prior to such intended date. Within ten (10) days after receipt by Lessee of such written notice of election by Lessors to take over such well or wells, Lessee shall execute and deliver to Lessors a legally sufficient instrument of release in recordable form as hereinabove provided, in return for which Lessors shall pay to Lessee the reasonable salvage value of the property and equipment on such well or wells. Additionally, Lessors agree to be solely liable for the costs of plugging any well or wells taken over from Lessee pursuant to this Section.

                                     XVIII.

      It is expressly understood and agreed that upon the termination of this Lease, as to all or any part of the Land, for any cause whatsoever (that is, whether by automatic termination, forfeiture, surrender or other causes) Lessors shall have full right to make and grant an additional lease or leases with and to other parties for the purposes of exploring, drilling and producing oil and gas, and for any other purposes, from such portions of the Land covered by this Lease as are not then retained and held by Lessee under this Lease, just as fully as if this Lease had never been made.

                                      XIX.

      Lessee agrees to indemnify and hold harmless the parties herein designated as "Lessors", their heirs, representatives, successors and assignees, from and against any and all claims, demands, causes of action and damages arising out of and incidental to, or resulting from, the operation of or for Lessee hereunder, and from and against all costs and expenses incurred by the parties herein designated as Lessors, their heirs, representatives, successors and assigns, by reason of any such claim, demands, and causes of action and damages. Each assignee of Lessee of this Lease or any interest therein, agrees to indemnify and hold harmless the parties herein designated as Lessor in the same manner as is provided above for Lessee.

                                       XX.

      If Lessee shall have the title to the Land or any part thereof examined by an attorney, Lessee agrees to furnish Lessors with a copy of such attorney's title opinion upon receipt. If Lessee causes an Abstract of Title or supplements thereto to be prepared, he shall notify Lessors of same, and shall make the same available at all reasonable times, and shall furnish the same to Lessors free of charge upon termination of the Lease, or six (6) months after the first well on the Land begins production, whichever date is earlier. Lessee shall at all times have access to such Abstract of Title for so long as this Lease is in effect.

                                      XXI.

      Lessee agrees and obligates itself to properly plug any well drilled on the Land in accordance with the regulations of the Railroad Commission of Texas, or any other governmental agency having jurisdiction; and, if the Lease is assigned, the Assignee, by acceptance of said Assignment, agrees and obligates itself to the Lessors to also assume full and complete obligation to properly plug any well drilled on the part of the premises assigned to it, but no future Assignments shall relieve the Lessee or Assignee of this obligation. It is the intent of this provision that the Lessee and each and every Assignee shall be obligated to the Lessors to plug every well drilled on the Land in which they at anytime own an interest (in accordance with the rules of the Railroad Commission of Texas), or to see that the well is properly plugged if such well is no longer used in connection with the production of oil and/or gas. Lessors shall be entitled to enforce this obligation as against the Lessee or any subsequent Assignee. Each Lessee and each subsequent Assignee shall jointly and severally indemnify and hold Lessors harmless from any and all plugging obligations, save and except as provided in Section XVII for any well taken over by Lessors.

                                      XXII.

      Lessee represents and warrants to Lessors that Lessee and its agents, employees, representatives or assigns will not commit any act or omission that could in any way constitute, cause or result in a violation of any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority in connection with its activities and operation on the Land, including without limitation, all applicable laws pertaining to health or the environment (hereinafter sometimes collectively called the "Applicable Environmental Laws"), including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Texas Water Code and the Texas Soil and Waste Disposal Act. Lessee shall take all steps necessary to prevent the contamination of the Land by hazardous substances or solid wastes and hazardous substances and solid wastes shall not be disposed of or otherwise released on the Land. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid wastes" and "disposal" (or "disposed") shall have the meaning specified in RCRA; provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid wastes" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. If Lessee becomes aware that at any time during the term of this Lease or at any time subsequent thereto that the Land or Lessee is in violation of any Applicable Environmental Laws, Lessee shall immediately disclose such fact in writing to Lessors.

      Lessee agrees to indemnify and hold harmless Lessors and Lessors' agents, representatives, successors, assigns and devisees, from and against any and all actions, liabilities, claims, damages (including consequential damages), penalties, forfeitures, administrative and judicial proceedings, and the cost and expenses incident thereto (including cost of defense settlement and reasonable expert witnesses and attorneys' fees), fines, charges, orders, remedial actions, requirement and enforcement actions of any kind, whether foreseeable or unforeseeable, which Lessors or their agents, employees, representatives, successors, assigns and devisees may hereafter, incur or be a party to, be responsible for or payout as a result of death or bodily injury to any person, destruction or damage to any property, contamination of or adverse effects on the environment, whether threat thereof, or any violation of Applicable Environmental Laws, arising directly or indirectly, in whole or in part, out of: (1) failure of any of Lessee's representations and warranties herein given to be true and correct, (2) Lessee's breach of any of its covenants herein, or (3) Lessee's ownership, operation, occupancy, construction, use and maintenance of the Land. The forgoing indemnity shall further apply to any residual contamination on or under the Land, or affecting any natural resources therein, and to any contamination of the land or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any hazardous substances, regardless of whether any such activities were undertaken in accordance with the Applicable Environmental Laws. The indemnities, representations and warranties given above shall survive for a period of time from the effective date hereof to twenty-one (21) years subsequent to the date of the termination of the Lease as to all of the Land covered hereby.

                                     XXIII.

      This Lease shall be binding on the heirs, successors, administrators and on the assigns (as herein limited) of the parties hereto. Words of any gender in this Lease shall be deemed to include either gender, and words in the singular number shall be deemed to include the plural, whenever required by this context.

      All notices and copies of surveys, tests and other materials to be delivered to Lessors shall be delivered in person or posted by United States mail to: Richard Thomas, 1014 Santa Fe. Corpus Christi, Texas 78404. Royalties to Lessors should be paid to: Lessors at addresses listed on Exhibit "B" attached hereto and made a part hereof for all purposes until changed by Lessors after providing notice of such change to Lessee. All notices and other information to be delivered to Lessee shall until be delivered or posted by United States mail to Lessee at Lessee's address as herein provided.

      However, notwithstanding anything contained in this Lease to the contrary, the applicable drillsite tenant or surface owner given by Lessors to Lessee shall act with full authority as Lessors' agent insofar as necessary to give written approval on Lessors' behalf for any operations affecting the surface of the Land which require Lessors' written approval. In this capacity as agent, such tenant or surface owner's authority will not be limited to, but include authority to approve location exceptions and road and building locations provided for in this Lease.

                                      XXIV.

      Lessors and Lessee hereby acknowledge that the metes and bounds description of the properties identified on Exhibit "A" may be in error for a number of reasons, and that Lessee may decide to have said properties properly surveyed. In the event Lessee should have said properties surveyed, Lessors and Lessee hereby agree to amend this Lease to include the corrected property descriptions and to substitute a newly revised Exhibit "A" for the original attached hereto.

               [Signature Pages and Exhibit Intentionally Omitted]